Exhibit 99.1

Media Contact	Investor Contact
Ed Steadham 203-578-2287	Terry Mangan 203-578-2318
esteadham@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS SECOND QUARTER 2008 RESULTS;

ANNOUNCES QUARTERLY CASH DIVIDEND OF $.30 PER SHARE

Net loss of $28.9 million or ($.56) per diluted share includes the impact of:

•	OneWebster costs and other charges totaling $12.5 million or $0.16 per share.

•

Increased provision for credit losses for the continuing portfolios to $25.0 million against net charge-offs in the continuing portfolios of $11.2 million; credit reserves increased from 1.21 percent to 1.30 percent of the $12.4 billion continuing loan portfolio; overall credit reserves at 1.52 percent.

•	An impairment charge of $8.5 million based on an evaluation of all goodwill associated with its reporting units (charge has no impact to tangible capital).

•	Charges for other-than-temporary impairment on certain investment securities totaling $53.7 million and a $1.2 million write-down in direct investments.

WATERBURY, Conn., July 22, 2008 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced a net loss of $28.9 million or ($.56) per diluted share for the second quarter of 2008, compared to net income of $24.4 million or $.47 per diluted share for the first quarter of 2008 and $35.5 million in net income or $.63 in earnings per share for the second quarter of 2007. As detailed below, results in the second quarter of 2008 reflect certain cash and non-cash charges in the quarter aggregating to $.98 per share. For the first six months of 2008, net loss totaled $4.6 million, or $.09 per diluted share, compared to net income of $70.5 million, or $1.25 per diluted share in the year-ago period.

Detail of Charges to Second Quarter 2008 Earnings (Loss) Per Share:

Reported diluted loss per share	$(0.56)
Adjustments:
Write-down of certain investments to fair value	0.66
Impairment of goodwill	0.16
Severance and other costs	0.11
Other charges	0.05

Adjusted diluted EPS	0.42

Other items in the quarter include:

•	Capital ratios were strengthened through the issuance of $225 million of convertible preferred stock; tangible equity now at 6.8 percent; projected total risk-based capital ratio at 13.2 percent.

•	Solid growth in demand, NOW, and savings deposits resulting in core deposits improving to 62.0 percent of total deposits.

•

Results of OneWebster earnings optimization program produce estimated annual cost saves of $40 million, pre-tax, plus $10 million in pre-tax incremental annual revenue growth when the program is fully implemented over the next 24 months.

•	Completed the sale of Webster Risk Services.

Webster Chairman and Chief Executive Officer James C. Smith said: “These non-cash charges reflect the current depressed values for financial assets and offset the solid core operating results that otherwise would be the focus of this quarter. Additionally, Webster has taken steps to increase the allowance for credit losses in light of continuing economic uncertainty in the second half of 2008.”

Smith added, “We have very strong capital levels that are critical in these uncertain times. Webster’s capital position is a huge asset as we pursue our vision to be New England’s bank.”

Webster also announced today that its Board of Directors has declared a regular quarterly cash dividend of $.30 per common share. The dividend is payable on August 18, 2008 to shareholders of record on August 4, 2008. This is the 84th consecutive quarterly dividend since Webster first paid a dividend in 1987. Smith said, “The solid core operating performance in the quarter supported the Board’s decision to declare the regular quarterly cash dividend. We plan to balance the desire to maintain the current dividend against Webster’s capital needs in the quarters ahead.”

Webster will provide details on its second quarter performance in a conference call at 9:00 a.m. today (refer to details for the conference call at the end of this release). In addition, Webster has posted supplemental information regarding its investment securities portfolio and the results of the OneWebster program. Additional details are also available on our website at www.wbst.com.

There were several charges specific to the quarter, including $53.7 million in write-downs for other-than-temporary impairment of certain investment securities classified as available for sale and a $1.2 million write-down in a direct investment. Webster had previously announced an expected $14.5 million in securities write-downs; the increase to $53.7 million is primarily from subsequent analysis based on current information and management’s determination subsequent to the preannouncement that we should act as of the end of the second quarter to impair certain BBB rated pooled capital trust securities where interest payments to Webster have been deferred as provided under the original structure. In addition, the company also evaluated the balance of its remaining BBB rated pooled securities and determined that based on the best estimate of cash flows, there was the likelihood of an implied adverse change and elected to impair these securities as well and write them down to fair value. Webster also recorded $12.5 million in other pre-tax charges, consisting of $7.7 million in charges related to the OneWebster earnings optimization initiative, and $4.8 million in other charges, including $1.6 million in severance and other expenses related to early retirement and other executive changes.

Webster recently completed an evaluation of all goodwill associated with its reporting units. Having completed this analysis, the company has determined that $8.5 million in goodwill attributable to its insurance premium finance subsidiary was impaired, and this charge is reflected in second quarter results. Such a charge is non-cash in nature and does not affect Webster’s liquidity, tangible equity or regulatory capital ratios. Webster will evaluate the goodwill associated with its reporting units again in the third quarter as part of its established annual review process.

Revenues

Total revenue, which consists of net interest income plus total noninterest income, totaled $119.9 million in the second quarter of 2008 compared to $172.7 million in the first quarter of 2008 and $185.9 million a year ago. Total revenue declined in the second quarter of 2008 as a result of the $53.7 million in write-downs for other-than-temporary impairment of certain investment securities classified as available for sale and the $1.2 million write-down in direct investments.

Net interest income totaled $125.7 million in the second quarter compared to $124.9 million in the first quarter and $130.4 million in the year-ago period. The $0.8 million increase from the first quarter reflects an increase in earning assets while the $4.7 million reduction from a year ago reflects a lower net interest margin partially offset by a higher level of earning assets. The net interest margin was 3.26 percent in the second quarter compared to 3.27 percent in the first quarter and 3.47 percent a year ago. The spread between the yield on interest-earning assets and the cost of interest-bearing liabilities in the second quarter of 2008 was flat with the first quarter of 2008 at 3.20 percent compared to 3.37 percent in the second quarter of 2007.

Noninterest income was $49.2 million in the second quarter of 2008 compared to $47.5 million in the first quarter and $53.4 million in the year-ago period. Total noninterest income inclusive of charges in the second quarter of 2008 was ($5.7) million compared to $55.5 million which included a gain of $2.1 million. Deposit service fees totaled $29.9 million in the second quarter of 2008, an increase of $1.5 million and $1.1 million, respectively compared to $28.4 million in the first quarter and $28.8 million a year ago. Loan-related fees were $7.9 million for the second quarter compared to $6.9 million in the first quarter and $7.9 million in the year-ago period. Wealth and investment services revenues totaled $7.6 million in the second quarter compared to $7.0 million in the first quarter and $7.6 million a year ago. Income from mortgage banking activities was $0.1 million in the second quarter compared to income of $0.7 million in the first quarter and $4.0 million a year ago. The decline from each of the prior periods reflects the decision to exit the national wholesale mortgage business in the fourth quarter of 2007. Other noninterest income was $0.9 million compared to $1.8 million in the first quarter and $2.0 million a year ago.

Provision For Credit Losses

The provision for credit losses was $25.0 million compared to $15.8 million in the first quarter and $4.3 million a year ago. The decision to increase the provision for credit losses in the second quarter reflects increased levels of nonperforming loans and management’s decision to build reserve levels given continued economic uncertainty.

Net loan charge-offs from the continuing portfolios totaled $11.2 million in the second quarter compared with $15.8 million in the first quarter. Additional net charge-offs of $3.7 million and $5.5 million were recorded in the second quarter against the discontinued indirect national construction loans and indirect, out-of-market home equity loans in the liquidating portfolio respectively, compared with net charge-offs of $4.3 million and $3.5 million in the first quarter.

The total allowance for credit losses, which consists of the allowance for loan losses and the reserve for unfunded credit commitments, was $194.4 million or 1.52 percent of total loans at June 30, 2008, compared to 1.51 percent at March 31, 2008 and 1.23 percent at June 30, 2007. Of the total allowance for credit losses as of June 30, 2008, $161.5 million was allocated toward the continuing portfolios, or 1.30 percent of continuing loans, up from $147.7 million or 1.21 percent of loans as of March 31, 2008 and $32.9 million was allocated to the liquidating portfolio, or 8.65 percent of liquidating loans, a decline from $42.1 million, or 10.67 percent, as of March 31, 2008.

Noninterest Expenses

Total noninterest expenses were $137.7 million in the second quarter compared to $116.1 million in the first quarter of 2008 and $128.9 million a year ago. The second quarter of 2008 included the $8.5 million goodwill impairment charge and $12.5 million of other costs consisting of $7.7 million of previously disclosed amounts related to the OneWebster earnings optimization initiative, $1.6 million in severance and other expenses related to early retirement and other executive changes, and $3.2 million of other charges. The first quarter of 2008 included $5.0 million of seasonally higher compensation costs primarily related to payroll taxes and benefits and a credit for the partial release of the Visa-related litigation reserve of $650,000 established in the fourth quarter of 2007.

Balance Sheet Trends

Total assets were $17.5 billion at June 30, 2008 compared to $17.2 billion at March 31, 2008 and $17.0 billion a year ago. Total loans were $12.8 billion compared to $12.6 billion in the first quarter and $12.4 billion a year ago. Commercial real estate increased by $118 million in the second quarter as continued disruption in the capital markets has provided more opportunities to book high quality, low loan to value loans. Commercial & Industrial loans grew by $65 million in the second quarter, while residential mortgage loans declined by $41 million and consumer loans grew by $23 million. Securities totaled $3.0 billion compared to $2.5 billion a year ago, offsetting a decline in loans held for sale of $369 million.

Total deposits were $12.1 billion, a decrease of $0.7 billion or 6 percent from a year ago, as brokered certificates of deposits declined $231 million and other certificates of deposit declined $549 million from a year ago. The company now has only $170 million in brokered deposits of which $106 million mature in the last six months of 2008 and are not expected to be replaced. Core deposits increased $38 million from a year ago, and as a percent of total deposits increased to 62.0 percent at June 30, 2008 from 60.7 percent in the first quarter and 58.1 percent a year ago. Borrowings totaled $3.3 billion or an increase of $1.3 billion, primarily in repurchase agreements and FHLB borrowings, from a year ago. While short-term borrowings have represented an attractive alternative to certificates of deposits given recent market conditions, the company does not currently intend to further increase the use of borrowings.

Book value per common share of $31.71 at June 30, 2008 compared to $33.63 a year ago. Tangible book value per share was $17.57 at June 30, 2008 compared to $19.79 a year ago. The ratio of tangible equity to tangible assets was 6.8 percent at June 30, 2008 compared to 6.6 percent a year ago. Webster’s projected Tier 1 leverage ratio is 9.0 percent at June 30, 2008 compared to 8.6 percent a year ago, and projected total risk based capital ratio is 13.3 percent at June 30, 2008 compared with 12.3 percent a year ago.

Asset Quality

Nonperforming assets for the continuing portfolios totaled $182.1 million or 1.47 percent of total loans and other real estate owned at June 30, 2008 compared to $113.3 million or 0.93 percent at March 31, 2008. The $68.8 million increase in nonperforming assets from continuing portfolios was primarily comprised of $36.6 million in commercial real estate (primarily 4 residential development projects) and $26.5 million in commercial loans, $3.7 million in consumer loans and $2.0 million in other real estate owned. Nonperforming loans in the liquidating indirect national construction and indirect out of footprint home equity portfolio totaled $29.0 million and $10.7 million at June 30, 2008, respectively compared to $29.8 million and $9.4 million at March 31, 2008 and $13.4 million and $2.7 million a year ago.

Past due loans for the continuing portfolios totaled $67.7 million at June 30, 2008, a decline of $29.8 million compared to $97.5 million at March 31, 2008, primarily due to a decline in commercial real estate loans. Past due loans for the liquidating portfolio totaled $11.5 million at June 30, 2008, down from $15.5 million at March 31, 2008, due to a decline in indirect national construction loans.

The ratio of the allowance for credit losses to nonperforming loans for the continuing portfolios was 96 percent at June 30, 2008 compared to 147 percent at March 31, 2008. At June 30, 2008, the $32.8 million allowance for the liquidating portfolio was 83 percent of non-performing loans from this portfolio compared to 108 percent at March 31, 2008.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $17.5 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 484 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.WebsterOnline.com.

***

Conference Call

A conference call covering Webster’s second quarter earnings announcement will be held today, Tuesday, July 22, at 9:00 a.m. EDT and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-looking Statements

Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2007. Except as required by law, Webster does not undertake to update any such forward looking information.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended June 30,		At or for the Six Months Ended June 30,
(In thousands, except per share data)	2008	2007 (c)	2008	2007 (c)
Net income (loss) and performance ratios (annualized):

Net income (loss)	$(28,940)	$35,467	$(4,575)	$70,503
Net income (loss) per diluted common share	(0.56)	0.63	(0.09)	1.25
Return on average shareholders’ equity	N/M	7.49%	N/M %	7.44%
Return on average tangible equity	N/M	12.50	N/M	12.40
Return on average assets	N/M	0.84	N/M	0.84

Income (loss) from continuing operations and performance ratios (annualized):

Income (loss) from continuing operations	$(28,501)	$35,872	$(2,012)	$70,952
Net income (loss) from continuing operations per diluted common share	(0.55)	0.64	(0.04)	1.26
Return on average shareholders’ equity	N/M	7.58%	N/M %	7.49%
Return on average tangible equity	N/M	12.64	N/M	12.48
Return on average assets	N/M	0.85	N/M	0.84
Noninterest income as a percentage of total revenue	N/M %	29.86	N/M	28.47
Efficiency ratio (a)	N/M	69.37	N/M	69.22

Asset quality:

Allowance for credit losses	$194,368	$152,750	$194,368	$152,750
Nonperforming assets	224,100	78,654	224,100	78,654
Allowance for credit losses / total loans	1.52%	1.23%	1.52%	1.23%
Net charge-offs / average loans (annualized)	0.64	0.14	0.70	0.15
Nonperforming loans / total loans	1.62	0.58	1.62	0.58
Nonperforming assets / total loans plus OREO	1.75	0.63	1.75	0.63
Allowance for credit losses / nonperforming loans	93.87	210.61	93.87	210.61

Other ratios (annualized):

Tangible capital ratio	6.79%	6.59%	6.79%	6.59%
Total-risk based capital (e)	13.17	12.28	13.17	12.28
Shareholders’ equity / total assets	10.82	10.84	10.82	10.84
Interest-rate spread	3.20	3.37	3.20	3.34
Net interest margin	3.26	3.47	3.27	3.44

Share related:

Book value per common share	$31.71	$33.63	$31.71	$33.63
Tangible book value per common share	17.57	19.79	17.57	19.79
Common stock closing price	18.60	42.67	18.60	42.67
Dividends declared per common share	0.30	0.30	0.60	0.57

Common shares issued and outstanding	52,551	54,643	52,551	54,643
Basic shares (average)	52,017	55,677	52,009	55,894
Diluted shares (average)	52,017	56,243	52,009	56,497

Footnotes:

(a)	Noninterest expense as a percentage of net interest income plus noninterest income.
(b)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.
(c)	Certain previously reported information has been reclassified for the effect of reporting Webster Insurance as discontinued operations.
(d)	NCLC is defined as National Construction Lending Center
(e)	The ratios presented are projected for the 2008 reporting periods and actual for the 2007 reporting periods.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Condition (unaudited)

(In thousands)	June 30, 2008	March 31, 2008	June 30, 2007 (c)
Assets:

Cash and due from depository institutions	$323,480	$274,321	$293,223
Short-term investments	2,996	4,042	8,222

Investment securities:
Trading, at fair value	2,280	1,049	5,935
Available for sale, at fair value	849,591	760,502	299,599
Held-to-maturity	2,065,771	2,091,918	2,046,891
Other securities	132,210	117,213	110,962

Total securities	3,049,852	2,970,682	2,463,387

Loans held for sale	3,972	8,223	372,891

Loans:
Residential mortgages	3,594,100	3,635,314	3,736,313
Commercial	3,637,395	3,571,954	3,554,846
Commercial real estate	2,314,497	2,196,110	1,938,656
Consumer	3,220,462	3,197,591	3,210,457

Total loans	12,766,454	12,600,969	12,440,272
Allowance for loan losses	(184,868)	(180,308)	(144,974)

Loans, net	12,581,586	12,420,661	12,295,298

Accrued interest receivable	73,060	77,593	85,078
Premises and equipment, net	190,273	192,928	190,895
Goodwill and other intangible assets, net	756,503	766,467	771,454
Cash surrender value of life insurance	274,570	271,947	264,100
Assets held for disposition	900	6,912	61,918
Prepaid expenses and other assets	221,444	249,786	144,124

Total Assets	$17,478,636	$17,243,562	$16,950,590

Liabilities and Shareholders’ Equity:

Deposits:
Demand deposits	$1,583,686	$1,475,258	$1,544,695
NOW accounts	1,861,997	1,825,963	1,797,701
Money market deposit accounts	1,591,857	1,704,655	1,916,097
Savings accounts	2,452,831	2,361,522	2,194,215
Certificates of deposit	4,416,165	4,564,887	4,965,140
Brokered deposits	170,031	211,007	401,213

Total deposits	12,076,567	12,143,292	12,819,061

Securities sold under agreements to repurchase and other short-term debt	1,275,024	1,642,320	899,852
Federal Home Loan Bank advances	1,419,570	869,079	531,117
Long-term debt	653,995	666,891	656,455
Reserve for unfunded credit commitments	9,500	9,500	7,776
Liabilities held for disposition	—	806	6,257
Accrued expenses and other liabilities	142,698	185,381	182,844

Total liabilities	15,577,354	15,517,269	15,103,362

Preferred stock of subsidiary corporation	9,577	9,577	9,577

Shareholders’ equity	1,891,705	1,716,716	1,837,651

Total Liabilities and Shareholders’ Equity	$17,478,636	$17,243,562	$16,950,590

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2008	2007	2008	2007
Interest income:
Loans	$175,786	$210,337	$367,058	$419,501
Investment securities and short-term investments	38,115	32,563	77,447	65,843
Loans held for sale	92	7,419	1,492	13,668

Total interest income	213,993	250,319	445,997	499,012

Interest expense:
Deposits	60,056	89,683	135,298	177,313
Borrowings	28,251	30,283	60,157	63,265

Total interest expense	88,307	119,966	195,455	240,578

Net interest income	125,686	130,353	250,542	258,434
Provision for credit losses	25,000	4,250	40,800	7,250

Net interest income after provision for credit losses	100,686	126,103	209,742	251,184

Noninterest income:
Deposit service fees	29,943	28,758	58,376	54,112
Loan related fees	7,891	7,901	14,749	15,841
Wealth and investment services	7,634	7,637	14,590	14,515
Mortgage banking activities	104	3,962	844	6,191
Increase in cash surrender value of life insurance	2,623	2,586	5,204	5,120
Gain on sale of securities, net	126	503	249	1,044
Other	854	2,025	2,638	3,903

	49,175	53,372	96,650	100,726

Visa share redemption	—	—	1,625	—
Loss on write-down of investments to fair value	(54,924)	—	(56,177)	—
Gain on Webster Capital Trust I and II securities	—	2,130	—	2,130

Total noninterest income	(5,749)	55,502	42,098	102,856

Noninterest expenses:
Compensation and benefits	62,866	60,899	126,309	122,434
Occupancy	13,128	12,064	26,810	24,625
Furniture and equipment	15,634	15,014	30,794	29,572
Intangible amortization	1,464	3,144	3,012	6,466
Marketing	4,940	4,175	8,583	8,363
Professional services	3,706	3,181	7,859	7,692
Other	18,117	16,224	33,249	32,188

	119,855	114,701	236,616	231,340
Debt redemption premium	—	8,940	—	8,940
Severance and other costs	9,368	5,291	8,718	9,813
Impairment of goodwill	8,500	—	8,500	—

Total noninterest expenses	137,723	128,932	253,834	250,093

Income (loss) from continuing operations before income taxes	(42,786)	52,673	(1,994)	103,947
Income taxes (benefit)	(14,285)	16,801	18	32,995

Income (loss) from continuing operations	(28,501)	35,872	(2,012)	70,952
Loss from discontinued operations, net of tax	(439)	(405)	(2,563)	(449)

Net income (loss)	$(28,940)	$35,467	$(4,575)	$70,503

Diluted shares (average)	52,017	56,243	52,009	56,497

Net income (loss) per common share:
Basic
Income (loss) from continuing operations	$(0.55)	$0.64	$(0.04)	$1.27
Net income (loss)	(0.56)	0.64	(0.09)	1.26
Diluted
Income (loss) from continuing operations	(0.55)	0.64	(0.04)	1.26
Net income (loss)	(0.56)	0.63	(0.09)	1.25

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Operations (unaudited)

	Three Months Ended
(In thousands, except per share data)	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Interest income:
Loans	$175,786	$191,272	$205,363	$212,847	$210,337
Investment securities and short-term investments	38,115	39,332	36,318	34,163	32,563
Loans held for sale	92	1,400	3,276	4,616	7,419

Total interest income	213,993	232,004	244,957	251,626	250,319

Interest expense:
Deposits	60,056	75,242	89,510	94,484	89,683
Borrowings	28,251	31,906	32,748	30,083	30,283

Total interest expense	88,307	107,148	122,258	124,567	119,966

Net interest income	125,686	124,856	122,699	127,059	130,353
Provision for credit losses	25,000	15,800	45,250	15,250	4,250

Net interest income after provision for credit losses	100,686	109,056	77,449	111,809	126,103

Noninterest income:
Deposit service fees	29,943	28,433	30,577	29,956	28,758
Loan related fees	7,891	6,858	7,328	7,661	7,901
Wealth and investment services	7,634	6,956	7,507	7,142	7,637
Mortgage banking activities	104	740	1,276	1,849	3,962
Increase in cash surrender value of life insurance	2,623	2,581	2,637	2,629	2,586
Gain on sale of securities, net	126	123	195	482	503
Other	854	1,784	2,094	1,688	2,025

	49,175	47,475	51,614	51,407	53,372
VISA share redemption	—	1,625	—	—	—
Loss on write-down of investments to fair value	(54,924)	(1,253)	(3,565)	—	—
Gain on Webster Capital Trust I and II securities	—	—	—	—	2,130

Total noninterest income	(5,749)	47,847	48,049	51,407	55,502

Noninterest expenses:
Compensation and benefits	62,866	63,443	59,910	61,171	60,899
Occupancy	13,128	13,682	12,321	11,932	12,064
Furniture and equipment	15,634	15,160	15,353	14,846	15,014
Intangible amortization	1,464	1,548	1,881	2,027	3,144
Marketing	4,940	3,643	1,727	4,123	4,175
Professional services	3,706	4,153	3,721	3,625	3,181
Other	18,117	15,132	18,513	15,377	16,224

	119,855	116,761	113,426	113,101	114,701
Debt redemption premium	—	—	—	—	8,940
Severance and other costs	9,368	(650)	6,898	452	5,291
Impairment of goodwill	8,500	—	—	—	—

Total noninterest expenses	137,723	116,111	120,324	113,553	128,932

Income (loss) from continuing operations before income taxes	(42,786)	40,792	5,174	49,663	52,673
Income taxes (benefit)	(14,285)	14,303	5	15,088	16,801

Income (loss) from continuing operations	(28,501)	26,489	5,169	34,575	35,872
(Loss) income from discontinued operations, net of tax	(439)	(2,124)	(13,867)	393	(405)

Net income (loss)	$(28,940)	$24,365	$(8,698)	$34,968	$35,467

Diluted shares (average)	52,017	52,297	52,795	54,259	56,243

Net income (loss) per common share:
Basic
Income (loss) from continuing operations	$(0.55)	$0.51	$0.10	$0.64	$0.64
Net income (loss)	(0.56)	0.47	(0.17)	0.65	0.64
Diluted
Income (loss) from continuing operations	(0.55)	0.51	0.10	0.64	0.64
Net income (loss)	(0.56)	0.47	(0.16)	0.64	0.63

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Interest-Rate Spread (unaudited)

	Three Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Interest-rate spread
Yield on interest-earning assets	5.51%	6.02%	6.42%	6.61%	6.62%
Cost of interest-bearing liabilities	2.31	2.82	3.24	3.32	3.25

Interest-rate spread	3.20%	3.20%	3.18%	3.29%	3.37%

Net interest margin	3.26%	3.27%	3.26%	3.38%	3.47%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended June 30,	2008			2007
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,686,784	$175,786	5.52%	$12,306,789	$210,337	6.81%
Investment securities (b)	3,008,582	41,801	5.43	2,430,989	35,035	5.78
Loans held for sale	5,705	92	6.45	481,583	7,419	6.16
Short-term investments	6,374	40	2.50	10,708	145	5.36

Total interest-earning assets	15,707,445	217,719	5.51	15,230,069	252,936	6.62

Noninterest-earning assets	1,541,441			1,597,103

Total assets	$17,248,886			$16,827,172

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,487,433	$—	—%	$1,515,877	$—	—%
Savings, NOW and money market deposit accounts	5,891,261	19,305	1.31	5,720,081	30,388	2.13
Time deposits	4,626,051	40,751	3.53	5,243,115	59,295	4.53

Total deposits	12,004,745	60,056	2.01	12,479,073	89,683	2.88

Securities sold under agreements to repurchase and other short-term debt	1,298,709	8,561	2.61	1,078,192	12,596	4.62
Federal Home Loan Bank advances	1,358,648	10,548	3.07	727,371	8,675	4.72
Long-term debt	660,642	9,142	5.54	492,020	9,012	7.33

Total borrowings	3,317,999	28,251	3.38	2,297,583	30,283	5.23

Total interest-bearing liabilities	15,322,744	88,307	2.31	14,776,656	119,966	3.25

Noninterest-bearing liabilities	149,693			147,312

Total liabilities	15,472,437			14,923,968

Preferred stock of subsidiary corporation	9,577			9,577

Shareholders’ equity	1,766,872			1,893,627

Total liabilities and shareholders’ equity	$17,248,886			$16,827,172

Tax-equivalent net interest income		129,412			132,970
Less: tax-equivalent adjustment		(3,726)			(2,617)

Net interest income		$125,686			$130,353

Interest-rate spread			3.20%			3.37%

Net interest margin			3.26%			3.47%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Average Statements of Condition (unaudited)

Six Months Ended June 30,	2008			2007
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,613,449	$367,058	5.80%	$12,375,526	$419,501	6.78%
Investment securities (b)	2,981,734	84,774	5.59	2,367,443	69,238	5.87
Loans held for sale	51,039	1,492	5.85	438,084	13,668	6.24
Short-term investments	5,032	77	3.05	63,851	1,729	5.39

Total interest-earning assets	15,651,254	453,401	5.76	15,244,904	504,136	6.61

Noninterest-earning assets	1,540,169			1,599,293

Total assets	$17,191,423			$16,844,197

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,462,493	$—	—%	$1,510,766	$—	—%
Savings, NOW and money market deposit accounts	5,843,966	43,485	1.49	5,644,312	59,150	2.11
Time deposits	4,782,166	91,813	3.85	5,273,269	118,163	4.52

Total deposits	12,088,625	135,298	2.25	12,428,347	177,313	2.88

Securities sold under agreements to repurchase and other short-term debt	1,329,236	19,780	2.94	981,222	22,475	4.56
Federal Home Loan Bank advances	1,199,292	20,427	3.37	822,221	19,584	4.74
Long-term debt	659,715	19,950	6.05	555,881	21,206	7.63

Total borrowings	3,188,243	60,157	3.75	2,359,324	63,265	5.34

Total interest-bearing liabilities	15,276,868	195,455	2.56	14,787,671	240,578	3.27

Noninterest-bearing liabilities	155,120			151,521

Total liabilities	15,431,988			14,939,192

Preferred stock of subsidiary corporation	9,577			9,577

Shareholders’ equity	1,749,858			1,895,428

Total liabilities and shareholders’ equity	$17,191,423			$16,844,197

		257,946			263,558
Less: tax-equivalent adjustment		(7,404)			(5,124)

Net interest income		$250,542			$258,434

Interest-rate spread			3.20%			3.34%

Net interest margin			3.27%			3.44%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Nonperforming Assets (unaudited)

(Dollars in thousands)	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Nonperforming loans:
Continuing Portfolio:
Commercial:
Commercial	$55,788	$30,264	$26,804	$25,845	$20,142
Equipment financing	6,718	5,719	6,473	5,054	2,584

Total commercial	62,506	35,983	33,277	30,899	22,726

Commercial real estate	57,840	21,211	12,896	14,238	12,242
Residential:
Residential construction to permanent	6,660	4,200	2,820	—	—
All other	19,633	22,042	19,532	14,811	13,288

Total residential	26,293	26,242	22,352	14,811	13,288
Consumer	20,745	17,084	14,455	12,688	8,164

Nonperforming loans - continuing portfolio	167,384	100,520	82,980	72,636	56,420

Liquidating Portfolio:
NCLC (d)	29,025	29,804	22,797	18,486	13,395
Consumer	10,651	9,378	7,126	4,199	2,711

Nonperforming loans - liquidating portfolio	39,676	39,182	29,923	22,685	16,106

Total nonperforming loans	207,060	139,702	112,903	95,321	72,526

Other real estate owned and repossessed assets:
Commercial	6,776	6,590	2,211	5,233	3,950
Residential	4,071	1,820	1,062	985	711
Consumer	6,193	5,872	4,896	2,635	1,467

Total other real estate owned and repossessed assets	17,040	14,282	8,169	8,853	6,128

Total nonperforming assets	$224,100	$153,984	$121,072	$104,174	$78,654

Accruing loans 90 or more days past due	$1,380	$1,032	$1,891	$1,286	$2,088

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Past Due Loans (unaudited)

(Dollars in thousands)	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Past Due 30-89 days:
Continuing Portfolio:
Commercial:
Commercial	$8,337	$10,229	$13,291	$4,237	$9,999
Equipment financing	9,414	10,269	5,644	3,057	3,355

Total commercial	17,751	20,498	18,935	7,294	13,354
Commercial real estate	5,241	30,654	12,054	21,017	13,452
Residential:
Residential construction to permanent	1,914	3,339	3,743	1,656	536
All other	24,621	22,295	19,967	22,501	14,556

Total residential	26,535	25,634	23,710	24,157	15,092
Consumer	18,137	20,721	22,347	17,836	17,005

Past Due 30-89 days - continuing portfolio	67,664	97,507	77,046	70,304	58,903

Liquidating Portfolio:
NCLC (d)	3,486	4,983	13,143	10,209	9,037
Consumer	8,063	10,473	8,793	7,815	5,379

Past Due 30-89 days - liquidating portfolio	11,549	15,456	21,936	18,024	14,416

Past Due 90 days or more:
Commercial	1,380	596	1,141	1,031	1,188
Commercial real estate	—	436	750	255	900

Total	$80,593	$113,995	$100,873	$89,614	$75,407

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Allowance for Credit Losses (unaudited)

	For the Three Months Ended
(Dollars in thousands)	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Beginning balance	$189,808	$197,586	$164,011	$152,750	$152,660
Provision	25,000	15,800	45,250	15,250	4,250

Charge-offs continuing portfolio:
Commercial	8,664	11,439	2,485	1,992	2,034
Residential	1,036	1,480	71	364	286
Consumer	2,784	3,697	1,833	1,613	1,892

Charge-offs continuing portfolio:	12,484	16,616	4,389	3,969	4,212
Recoveries	(1,290)	(827)	(1,611)	(1,018)	(1,336)

Net loan charge-offs	11,194	15,789	2,778	2,951	2,876

Charge-offs liquidating portfolio:
NCLC (d)	4,203	4,341	7,051	69	—
Consumer	5,450	3,448	1,846	969	1,284

Charge-offs liquidating portfolio:	9,653	7,789	8,897	1,038	1,284
Recoveries	(407)	—	—	—	—

Net loan charge-offs	9,246	7,789	8,897	1,038	1,284

Total net charge-offs	20,440	23,578	11,675	3,989	4,160

Ending balance	$194,368	$189,808	$197,586	$164,011	$152,750

Components:
Allowance for loan losses	$184,868	$180,308	$188,086	$154,532	$144,974
Reserve for unfunded credit commitments	9,500	9,500	9,500	9,479	7,776

Allowance for credit losses	$194,368	$189,808	$197,586	$164,011	$152,750

Asset Quality Ratios:

Allowance for loan losses / total loans	1.45%	1.43%	1.51%	1.24%	1.17%
Allowance for credit losses / total loans	1.52	1.51	1.58	1.32	1.23
Net charge-offs / average loans (annualized)	0.64	0.75	0.38	0.13	0.14
Nonperforming loans / total loans	1.62	1.11	0.90	0.77	0.58
Nonperforming assets / total loans plus OREO	1.75	1.22	0.97	0.84	0.63
Allowance for credit losses / nonperforming loans	93.87	135.87	175.01	172.06	210.61

Continuing Portfolio
Allowance for loan losses / total loans	1.23%	1.13%	1.15%	n/a	n/a
Allowance for credit losses / total loans	1.30	1.21	1.23	n/a	n/a
Net charge-offs / average loans (annualized)	0.36	0.52	0.09	n/a	n/a
Nonperforming loans / total loans	1.35	0.82	0.69	n/a	n/a
Nonperforming assets / total loans plus OREO	1.47	0.93	0.76	n/a	n/a
Allowance for credit losses / nonperforming loans	96.48	146.92	177.98	n/a	n/a

Liquidating Portfolio

NCLC
Allowance for loan losses / total loans	14.26%	18.77%	20.65%	n/a	n/a
Net charge-offs / average loans (annualized)	23.00	25.78	25.43	n/a	n/a
Nonperforming loans / total loans	45.68	43.49	27.37	n/a	n/a
Allowance for loan losses / nonperforming loans	31.22	43.15	75.45	n/a	n/a

Consumer
Allowance for loan losses / total loans	7.53%	8.96%	9.60%	n/a	n/a
Net charge-offs / average loans (annualized)	6.75	4.20	2.17	n/a	n/a
Nonperforming loans / total loans	3.37	2.87	2.09	n/a	n/a
Allowance for loan losses / nonperforming loans	223.63	312.09	458.88	n/a	n/a

See Selected Financial Highlights for footnotes.